UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2010

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 23, 2009, Windstream Corporation (the “Company”) and Iowa Telecommunications Services, Inc. (“Iowa Telecom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Iowa Telecom would merge with and into a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company agreed to cause Mr. Alan L. Wells, formerly the Chief Executive Officer and Chairman of the board of directors of Iowa Telecom, to be appointed to its board of directors (the “Board”) effective upon closing of the Merger.

The Board appointed Mr. Wells to serve as a director of the Company, effective immediately following closing of the Merger. Mr. Wells will serve until the date of the Company’s 2011 annual meeting of stockholders, subject to re-election at such meeting, or until his earlier resignation or removal.

Mr. Wells will be compensated for his services on the Board in the same manner as the other non-employee directors. Because of Mr. Well’s employment as an executive officer of Iowa Telecom during the three year period prior to his appointment to the Board, Mr. Wells does not qualify as an “independent” director under applicable stock exchange rules. Because Mr. Wells does not qualify as “independent,” he is disqualified from serving on the Audit, Compensation or Governance Committees of the Board pursuant to applicable stock exchange rules and such committees’ charters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/S/ JOHN P. FLETCHER
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

June 1, 2010

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